Exhibit 99.1

FOR IMMEDIATE RELEASE

January 6, 2023

SOUTHERN MISSOURI BANCORP AND CITIZENS BANCSHARES CO. ANNOUNCE DEADLINE FOR ELECTION OF FORM OF MERGER CONSIDERATION

Poplar Bluﬀ, Missouri - Southern Missouri Bancorp, Inc. (NASDAQ: SMBC, "Southern Missouri"), the parent company of Southern Bank, and Citizens Bancshares Co. ("Citizens"), the parent company of Citizens Bank and Trust Company, today jointly announced that, in connection with Southern Missouri’s pending acquisition of Citizens, the election deadline for record holders of shares of Citizens’ common stock to elect the form of merger consideration they wish to receive in connection with the transaction is January 17, 2023, at 5:00 p.m. EST.

An election will be valid only if a properly completed and signed election form and letter of transmittal, together with all required documents and materials set forth in the election form and letter of transmittal and the instructions thereto, is received by Computershare, the exchange agent for the transaction, by the election deadline. Shareholders with questions should contact Georgeson LLC, the Information Agent, at (866) 357-4029.

As previously announced, Citizens shareholders are projected to receive either a ﬁxed exchange ratio of 1.1448 shares of Southern Missouri common stock or a cash payment of $53.50 for each Citizens share, at the election of the shareholders, subject to adjustment based on Citizens’ capital and the total outstanding shares of Citizens at closing, and further subject to proration such that the overall mix of consideration results in 75% of the outstanding Citizens common shares being converted into the right to receive Southern Missouri common stock and 25% of the outstanding Citizens common shares being converted into the right to receive cash. Shareholders who fail to make an election will receive whichever form of consideration is undersubscribed.

The transaction has been approved by Citizens’ and Southern Missouri’s shareholders and is also subject to customary closing conditions.

Forward-Looking Information:

Except for the historical information contained herein, the matters discussed in this press release contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the proposed merger of Citizens with and into Southern Missouri (the "Merger"), the projected consideration payable in the Merger to Citizens shareholders, and the expected election deadline for electing consideration.  Forward-looking statements represent management's beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results to differ materially from those expressed in or implied by such statements. Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (2) disruption from the Merger with customers, suppliers, employee or other business partners relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (4) the risk of successful integration of Citizens’ business into Southern Missouri, (5) the amount of the costs, fees, expenses and charges related to the Merger, (6) reputational risk and the reaction of each of the companies' customers, suppliers, employees or other business partners to the Merger, (7) the failure of the closing conditions in the Merger Agreement to be satisfied, or any unexpected delay in closing of the Merger, (8) the risk that the integration of Citizens’ operations into the operations of Southern Missouri will be materially delayed or will be more costly or difficult than expected, (9) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, including litigation, (10) the dilution caused by Southern Missouri’s issuance of additional shares of its common stock in the Merger, and (11) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in the cautionary language included under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" in Southern Missouri’s Annual Report on Form 10-K for the year ended June 30, 2022, and other documents subsequently filed by Southern Missouri with the SEC, and under the heading "Citizens’ Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" in the Joint Proxy Statement of Southern Missouri and Citizens and Prospectus of Southern Missouri (the "Joint Proxy Statement/Prospectus") and Registration Statement on Form S-4 that were filed by Southern Missouri with the SEC, as well as other relevant documents concerning the proposed transaction, including supplements and amendments to the Joint Proxy Statement/Prospectus and Registration Statement on Form S-4 that have been filed by Southern Missouri with the SEC. Consequently, no forward-looking statement can be guaranteed. Neither Southern Missouri nor Citizens undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this press release or any related documents, Southern Missouri and Citizens claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Southern Missouri Contact:

Matt Funke, President, (573) 778-1800

Citizens’ Contact:

Bob Wright, Executive Vice President and Corporate Secretary, (816) 459-4024